AMENDMENT TO ASSET PURCHASE AGREEMENT


     THIS AMENDMENT is made as of December 17, 1998 among Frontline Communications Corporation, a Delaware corporation ("Frontline"); Webspan Communications, Inc., a New York corporation ("Webspan"); and Webspan's sole stockholder, David Lichtenstein (the "Webspan Stockholder").

     WHEREAS, the undersigned are the only parties to that certain Asset Purchase Agreement dated as of November 24, 1998, among Frontline, Webspan and the Webspan Stockholder (the "Agreement"); and

     WHEREAS, the parties wish to amend the Agreement to extend the outside closing date and to update the Schedules attached thereto, all as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, and intending to be legally bound hereby, the parties do hereby agree:

          1. Closing Date. Sections 2 and 7.1(g) of the Agreement are amended to provide for December , 1998 as the Closing Date and the date by which the transactions contemplated by the Agreement shall be consummated, respectively.

          2. Supplemental Schedules. The Schedules to the Agreement are hereby amended, as set forth in Exhibit A attached hereto.

          3. Full Force and Effect. The Agreement, as so amended by this Amendment, remains in full force and effect.

          4. Counterparts. This Amendment may be signed in any number of counterparts, with each counterpart constituting an original instrument but all such separate counterparts constituting one and the same agreement.



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     IN WITNESS WHEREOF,  each of the parties hereto,  has caused this Agreement to be executed, by their respective officers thereunto duly authorized, as of the date first written above.

                                    FRONTLINE COMMUNICATIONS CORPORATION



                                    By:  /s/ Stephen J. Cole-Hatchard
                                         ----------------------------------
                                         Stephen J. Cole-Hatchard, President


                                    WEBSPAN COMMUNICATIONS, INC.



                                    By:   /s/ David Lichtenstein
                                         ----------------------------------
                                         David Lichtenstein, President



                                    /s/ David Lichtenstein
                                    ---------------------------------------
                                    DAVID LICHTENSTEIN



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